     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933  OR  UNDER ANY STATE SECURITIES OR BLUE SKY LAWS.  NEITHER
     THIS  WARRANT  NOR  ANY OF SUCH SHARES MAY BE  SOLD,  ASSIGNED,
     TRANSFERRED  OR  OTHERWISE  DISPOSED  OF  IN  THE  ABSENCE   OF
     REGISTRATION   UNDER  SAID  ACT  AND  UNDER  APPLICABLE   STATE
     SECURITIES   OR   BLUE  SKY  LAWS  OR  EXEMPTIONS   FROM   SUCH
     REGISTRATION.
_____________(Date)                      Warrant No. 1997-R-_____
               CURTIS MATHES HOLDING CORPORATION
                     STOCK PURCHASE WARRANT
Registered Owner:   ________________
     For value received, CURTIS MATHES HOLDING CORPORATION, a Texas corporation, (the ''Corporation'') grants the following rights to the Registered Owner, or assigns, of this Warrant:
     (a) RESTRICTED STOCK; REGISTRATION. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant (''Restricted Stock'') or purchasable upon exercise of this Warrant (''Underlying Stock'') shall not be transferable except upon the conditions stated below, which are intended to insure compliance with federal and state securities laws. If, at the time of exercise of this Warrant by the Registered Owner, or assigns, the representations and warranties made by the Registered Owner in the Subscription Agreement of even date herewith are then current, or representations made by the then current owner of this Warrant at the time of exercise reflect compliance with Regulation S, the Company will undertake to cause the Underlying Stock to be issued to the Registered Owner, or assigns, pursuant to Regulation S. The certificates representing these shares of stock, unless the same are registered prior to exercise of this Warrant, or unless the same are exempt from registration under Regulation S, shall be stamped or otherwise imprinted with a legend in substantially the following form:
     ''The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the
     securities  laws  of  any  state.   The  securities  have  been
     acquired  for investment and may not be sold, offered for  sale or  transferred  in  the  absence of an effective  registration
     under  the  Securities  Act  of  1933,  as  amended,  and   any
     applicable  state  securities laws or  an  opinion  of  counsel
     satisfactory  in  form  and  substance  to  counsel   for   the
     Corporation  that  the  transaction  shall  not  result  in   a
     violation of state or federal securities laws.''
     (b) ISSUE. Upon tender to the Corporation (as defined in paragraph (f) hereof), the Corporation shall issue to the registered Owner, or assigns, hereof up to the number of shares specified in paragraph (c) hereof of fully paid and nonassessable shares of Common
Stock of the Corporation that the registered Owner, or assigns, is otherwise entitled to purchase.
     (c) NUMBER OF SHARES. The total number of shares of Common Stock of the Corporation that the registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is __________ (____________) shares, in whole or in part. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.
     (d) EXERCISE PRICE. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is $_________ per share.
     (e) EXERCISE PERIOD. This Warrant may only be exercised beginning on ___________, 1997 [41 days after date of warrant] and up to and including _________, 1998 [one year after date of warrant, less one day] (''Exercise Period''). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.
     (f) TENDER. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, by wire transfer, by execution and delivery of a Subscription Agreement in the form attached hereto, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit ''1'', properly executed by the registered Owner, or assigns, of this Warrant, and by surrender of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the registered office of the Corporation. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.
     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly authorized officers effective as of ___________, 1997.
                                   CURTIS MATHES HOLDING CORPORATION
Corporate Seal                     By:  ______________________________
                                   Patrick A. Custer, President
                          EXHIBIT "1"
                     Warrant Exercise Form
TO:  CURTIS MATHES HOLDING CORPORATION
     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ____________ shares of Common Stock of CURTIS MATHES HOLDING CORPORATION, pursuant to Warrant No. 1997-R-_____ heretofore issued to ______________ on ___________, 1997; (2) encloses payment of
$__________________ US for these shares at a price of $_____________  per share; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.
     Date:     ____________________
INVESTOR NAME: ______________________
By:  ______________________________
Printed Name:  ____________________
Title:         ____________________
Address:  ____________________
          ____________________
Signature guaranteed by: